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                                                                       Exhibit 5




                               November 24, 1998



Computer Literacy, Inc.
1308 Orleans Drive
Sunnyvale, CA  94089

     Re: Computer Literacy, Inc. Registration Statement for Offering of 4,339,971 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 4,039,971 shares of Common Stock under Computer Literacy's 1998 Omnibus Equity Incentive Plan and 1996 Stock Plan and (ii) 300,000 shares of Common Stock under Computer Literacy's 1998 Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold under the applicable provisions of the 1998 Omnibus Equity Incentive Plan, 1996 Stock Plan and the 1998 Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Computer Literacy's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Gunderson Dettmer Stough Villeneuve
                                      Franklin & Hachigian LLP
                                  ----------------------------------------------
                                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP